Lehman Brothers
Financial Services Conference
September 13, 2006

Discussion Topics

▪	Company Profile and Business Focus
▪	2006 Financial Performance
▪	Capital Deployment
▪	Balance Sheet Highlights
▪	Summary

Building Our Franchise

NewAlliance is a regional community bank with a significant Southern New England presence:*

▪	$8.0 billion in assets and $4.4 billion in deposits;
▪	88 branches in Connecticut and Massachusetts;
▪	3rd largest bank headquartered in Connecticut; 6th largest in New England;
▪	Dominant market share in its core markets;
▪	Balance sheet growth driven by strong sales culture and acquisitions;
▪	Poised to grow further through capital deployment.

*Proforma with Westbank, pending shareholder approval

Strategically Alligned Along I-95 and I-91

[Map]

Overall Business Priorities
2006
Key Business Priorities

PRIORITY	Focus on profitable organic balance sheet growth
PRIORITY	Accelerate non-interest income generation
PRIORITY	Improve operating efficiency
PRIORITY	Maintain credit quality
PRIORITY	Deploy capital strategically

Challenges of 2006

 [Graph]

2006 Financial Performance

Highlights of Second Quarter

▪	Met “Street” estimates of 12 cents despite delay of FHLB dividend;
▪	Exceeded $7 billion in assets;
▪	Loan growth in every category over prior quarter and year-ago;
▪	Average balances for checking products up 6% over prior year;
▪	Continued strong asset quality.

Highlights of First Half of 2006

C&I loans up 11%;

CRE loans up 18%;

Checking accounts up 5%;

Overall core deposits up 4.5%.

Current Market Pressures

▪	Second quarter margin 30 bps under second quarter 2005;
▪	$24 million increase in interest income offset by $26 million increase in interest expense first six months of 2006;
▪	Anticipated branch sale in second half of year will not proceed; budgeted at $1.5 million.

Deploying Our Capital

Managing Our Capital

▪	Tier 1 leverage capital 13.61%

▪	Repurchased 10 percent of shares August 2005 – January 2006;
◊	Board has authorized another 10 million shares, but pace slower;
▪	About to pay eighth consecutive quarterly dividend since IPO on April 1, 2004;
◊	40% of earnings or more each quarter;
▪	Westbank latest acquisition.

Westbank
Acquisition

Westbank At-a-Glance

▪	17 branches in Hampden and Worcester counties in Massachusetts and Windham county in Connecticut;
▪	$584 million in deposits and $442 million in loans;
▪	50% commercial loans vs. NewAlliance’s 34%;
▪	Strong community bank reputation; similar to NewAlliance;
▪	Logical market extension.

High-Yielding Commercial Loan Portfolio

[GRAPH]

Summary
  Logical extension of franchise into neighboring Springfield markets
  NewAlliance can grow and improve Westbank's franchise;
  Low-risk transaction consistent with size and scope of past acquisitions;
  Two cents accretive to 2008 EPS;
  Efficient use of capital and preserves ability to repurchase shares and pay cash dividends.

Financials

Residential Loan Portfolio

▪	Fixed >15 years 15.82%

▪	15 year Fixed 31.36%

▪	10 year Fixed 2.18%

▪	Adjustable 50.63%

Residential Portfolio Balances

▪	Originated by NAL 76.94%

▪	Purchased by NAL 23.06%

Purchased Mortgages

[GRAPH]

CRE Loan Portfolio

▪	17.30% Fixed > 10 years

▪	5.33% Fixed 10 years or less

▪	61.19% Adjustable

▪	16.18% Construction

Consumer Loan Portfolio

▪	50.87% Home Equity loans

▪	45.03% Home Equity lines

▪	4.10% Other Consumer

Investments

96% Agency or AAA
36.04% Adjustable MBS
0.37% 30 year Fixed MBS
11.38% 10+ year Fixed MBS
24.00% CMOs
8.36% 5 year + 7 year balloons
6.22% Agencies

Durations

▪	Loans 2.35 years

▪	Investments 2.3 years

▪	FHLB Advances 2.4 years

Interest Rate Risk Position

1 year Gap      -6.0%

NIM sensitivity +100 BP                            +0.13%

NIM sensitivity -100 BP       -1.62%

In Summary

▪	Balance sheet growth to remain key focus;
▪	Margin and spread challenges remain;
▪	Continue rigorous capital deployment;
◊	Acquisitions: Banks, Business Line Expansion, Branches;
◊	Competitive dividend;
◊	Opportunistic repurchases.

Disclaimer & Forward-Looking Statements

This presentation contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market interest rates, loan prepayment rates, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition and demand for financial services; changes in accounting principles and guidelines; the ability of the Company to successfully complete and integrate acquisitions; the pace of growth and profitability of possible de novo branches; the impact of additional equity awards yet to be determined; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services.

Disclaimer

This presentation does not constitute an offer of securities to shareholders of Westbank. NewAlliance and Westbank have filed a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission ("SEC"), but has not yet become effective. Shareholders of Westbank are urged to read the registration statement, the proxy statement/prospectus and all other documents which will be filed with the SEC, and any amendments or supplements to those documents, because they will contain important information which you should consider before making any decision regarding the merger. Shareholders of Westbank will be mailed the proxy statement/prospectus following the SEC's declaration of effectiveness of the related registration statement. Westbank shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about NewAlliance and Westbank, at the SEC's web site (http://www.sec.gov) and at their respective web sites, www.newalliancebank.com and www.westbankonline.com.

Capital ideas. Human values.